                                                                     EXHIBIT 7.1

CUSIP NO. NOT APPLICABLE              13D

                            AGREEMENT OF JOINT FILING

         The parties listed below agree that the Amendment No. 13 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 11, 2002
                                   AIMCO PROPERTIES, L.P.

                                   By:    AIMCO-GP, INC.
                                          (General Partner)

                                   AIMCO-GP, INC.

                                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                                   ACQUISITION LIMITED PARTNERSHIP

                                   AIMCO/BETHESDA HOLDINGS, INC.

                                   ORP ACQUISITION, INC.

                                   OXFORD REALTY FINANCIAL GROUP, INC.

                                   AIMCO/BETHESDA HOLDINGS ACQUISITIONS, INC.

                                   ORP ACQUISITION PARTNERS, L.P.


                                   By:          /s/ Patrick J. Foye
                                          --------------------------------------
                                          Executive Vice President
                                          of each of the foregoing entities